UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): January 19, 2012

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement

In connection with the proposed common stock offering described in Item 8.01 herein, on January 19, 2012, First Capital Bancorp, Inc. (the “Company”) separately entered into a Standby Purchase Agreement with Kenneth R. Lehman, a private investor from Arlington, Virginia (the “Standby Purchaser”). The Standby Purchase Agreement provides that the Standby Purchaser will purchase 350,000 units (as described in Item 8.01 below), if such units are available after stockholders exercise their Basic Subscription Privilege (as defined in Item 8.01 below). The Standby Purchaser’s obligation is conditioned on the Company’s receipt of valid subscriptions for a minimum of $5.0 million, including $1.0 million from the Company’s executive officers and directors, although the Standby Purchaser may waive these conditions. The Standby Purchase Agreement grants the Standby Purchaser a right of first refusal to purchase up to 4,902,432 units if available after the exercise of the Basic Subscription Privilege, provided that immediately following the completion of the offering the Standby Purchaser may not own more than 45% of the Company’s outstanding shares of common stock (calculated as set forth in the agreement). The Standby Purchase Agreement also limits the Standby Purchaser’s ability to vote more than 45% of the Company’s outstanding shares should he acquire greater ownership in the future. The Standby Purchaser’s purchase is conditioned upon the receipt of regulatory approval.

The foregoing description of the terms of the Standby Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1.

Item 8.01 Other Events

On January 19, 2012, the Company announced that it intends to conduct a $17.8 million rights offering and that it has entered into a Standby Purchase Agreement with the Standby Purchaser (defined in Item 1.01 above) to facilitate the offering. The Company has filed a registration statement with the Securities and Exchange Commission (“SEC”) with respect to the rights offering.

Subject to review of the registration statement by the SEC, the Company intends to commence the rights offering during the first quarter of 2012. In the rights offering, the Company will offer for sale 8.9 million units for a price of $2.00 per unit, to stockholders as of a to-be determined future record date. Each unit will consist of one share of common stock, and a warrant to purchase one-half of a share of common stock for $2.00 per whole share. For each share of common stock held as of the record date, a stockholder will receive a nontransferable right to subscribe for up to three units in the offering (the “Basic Subscription Privilege”). Stockholders who exercise their Basic Subscription Privilege in full will have the opportunity to purchase units that are not purchased by other stockholders who exercise their Basic Subscription Privilege and by the Standby Purchaser.

A copy of the Company’s press release announcing the terms of the proposed rights offering is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Standby Purchase Agreement

99.1	Press release dated January 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

January 19, 2012	By:	/s/ John M. Presley
John M. Presley
Chief Executive Officer and Managing Director